UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by NTL Incorporated Pursuant to Rule 14a-12 Under the Securities Exchange Act of 1934

E-mail to leadership group from Simon Duffy

Subject header: Discussions with Virgin Mobile

Dear everyone,

We have issued a joint press release with Virgin Mobile today confirming that we are still in discussions about a potential offer to acquire Virgin Mobile.

The release contains details of the alternatives that would be available to Virgin Mobile shareholders should the potential offer be made, and of various pre-conditions that would apply.

As I have said previously, because Virgin Mobile is listed on the UK stock exchange and subject to the UK Takeover Code, there are strict regulations governing communication.  In light of the press speculation over the weekend, it was appropriate to make a formal announcement today.

We are still in discussions with Virgin Mobile and nothing has been agreed. As and when there is more information that we can share, we will communicate it.

We remind you that US and UK laws prohibit your disclosure of any information concerning any proposed transaction, including any information on timetables, terms, likelihood that the transaction will occur, management arrangements etc.  Violation of these laws can be a very serious matter for you personally as well as for the Company.  If you receive any media enquiries, they must be referred to Justine Smith in the ntl press office.

I have attached a copy of the e-mail being sent to all associates and a copy of the press release.  This is the only information that can currently be shared.

Best regards

Simon

Further Information on the Potential Offer

The availability of the potential offer to Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of relevant jurisdictions.  Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about and observe any applicable requirements.

This communication does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the offer or otherwise.

Any securities that might be offered pursuant to the potential offer described in this communication have not been registered under the applicable securities laws of Australia, Canada or Japan.  Accordingly, any such securities may not be offered, sold or delivered, directly or indirectly, in or into Australia, Canada or Japan except pursuant to exemptions from applicable requirements of such jurisdictions.

The potential offer will be subject to the applicable rules and regulations of the UK Listing Authority, the London Stock Exchange and the City Code.  In addition, the potential offer will be subject to the applicable requirements of the United States federal and state securities laws and the applicable rules and regulations of NASDAQ (except to the extent exempt from such requirements).

Virgin Mobile Holdings (UK) plc shareholders should read any prospectus that may be filed with the U.S. Securities and Exchange Commission (the “SEC”), because any such prospectus will contain important information about any potential transaction.  Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by ntl Incorporated with the SEC, at the SEC’s website at http//www.sec.gov.  Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.

Additional Information Relating to NTL Merger with Telewest

This communication may be deemed to be solicitation material in respect of the proposed merger of NTL and Telewest.  This communication is not a prospectus and NTL and Telewest shareholders should make their decision on the proposed merger on the basis of the information to be contained in the joint proxy statement/prospectus.  In connection with the proposed merger, NTL and Telewest have filed a joint proxy statement/prospectus with the SEC.  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy/statement/prospectus will be mailed to stockholders of NTL and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by NTL and Telewest with the SEC, at the SEC’s website at http://www.sec.gov.  Free copies of the joint proxy statement/prospectus and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of NTL’s filings may be obtained by directing a request to NTL Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London, W1W 5QA, United Kingdom, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation Relating to NTL Merger with Telewest:

NTL, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the NTL merger with Telewest.  Information regarding NTL’s directors and executive offices is available in NTL’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005.  Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Private Securities Litigation Reform Act:

Various statements contained in this document constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Words like “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted whether expressed or implied, by these forward-looking statements.  In respect of NTL, these factors include: potential adverse developments with respect to our liquidity or results of operations; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate cash sufficient to service our debt; interest rate and currency exchange rate fluctuations; our ability to complete the integration of our billing systems; the impact of new business opportunities requiring significant up-front investments; our ability to attract and retain customers and increase our overall market penetration; our ability to compete against other communications and content distribution businesses; our ability to maintain contracts that are critical to our operations; our ability to respond adequately to technological developments; our ability to develop and maintain back-up for our critical systems; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; and our ability to have an impact upon, or to respond effectively to, new or modified laws or regulations; and factors relating to the proposed acquisition of Telewest by NTL, including (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, and (8) other similar factors, and (9) the risk factors summarized and explained in our 10-K reports and our joint proxy statement/prospectus relating to the proposed merger and related transactions.

Some of these, and other factors, are discussed in more detail under “Risk Factors” and elsewhere in NTL’s Form 10-K.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.  NTL assumes no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.